CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-289120 on Form S-6 of our report dated September 4, 2025, relating to the financial statement of FT 12454, comprising Senior Loan and Limited Duration ETF Portfolio, Series 16, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 4, 2025